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                                                                  Exhibit 3.6(a)

                                                                Filed
                                                        in the Office of the
                                                     Secretary of State of Texas

                                                             SEP 30 2002

                                                        Corporations Section

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                            ALBERTA INVESTMENTS, INC.

     Pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act (the "Act"), the undersigned, an officer of Alberta Investments, Inc. (the "Corporation") hereby certifies as follows:

     1. The name of the Corporation is Alberta Investments, Inc.

     2. The Articles of Incorporation of the Corporation, as amended, are hereby amended by striking each Article thereof and by substituting in lieu thereof the Amended and Restated Articles of Incorporation hereinafter provided for.

     3. The number of shares of capital stock of the Corporation outstanding at the time of the adoption of the foregoing amendments was 14,500 shares of common stock and the number of shares entitled to vote on the amendments was 14,500 shares of common stock.

     4. The shareholders adopted the foregoing amendments on September 25, 2002 by written consent in lieu of a special meeting. The number of shares that voted for the amendments was 14,500 shares of common stock, and the number of shares that voted against the amendments was 0.

     5. This certificate accurately copies the Articles of Incorporation and all amendments thereto that are in effect to date and as further amended hereby and this certificate contains no other change in any provision of the Articles of Incorporation, as amended.

     6. The Articles of Incorporation of the Corporation, as amended and restated herein, shall upon the effective date of the Amended and Restated Articles of Incorporation, read as follows:

                                  ARTICLE ONE

     The name of the Corporation is Alberta Investments, Inc.

                                  ARTICLE TWO

     The period of duration of the Corporation is perpetual.

                                 ARTICLE THREE

     The purpose for which the Corporation is organized is to engage in the transaction of any and all lawful business for which corporations may be incorporated Under the Act.


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                                  ARTICLE FOUR

     The total number of shares of all classes of stock which the Corporation shall have authority to issue is 16,500 shares, consisting of (i) 15,500 shares of Common Stock, one cent ($.01) par value per share ("Common Stock"), 15,000 shares of which are designated as Series A Common Stock, one cent ($.01) par value per share ("Series A Common Stock"), and 500 shares of which are designated as Series B Common Stock, one cent ($.01) par value per share ("Series B Common Stock"), and (ii) 1,000 shams of Preferred Stock, one cent ($.01) par value per share ("Preferred Stock"), 500 shares of which are designated as Series A Preferred Stock, one cent (5.01) par value per share ("Series A Preferred Stock"). All shares of Common Stock outstanding as of the date of the effectiveness of these Amended and Restated Articles of Incorporation are hereby reclassified as shares of Series A Common Stock without the need of further action by the holders thereof or the Corporation. The term "Common Stock" as used herein without reference to the Series A Common Stock or the Series B Common Stock shall mean all of the Series A Common Stock and Series B Common Stock.

     The following is a statement of the designations, preferences, limitations and relative rights in respect of each class of capital stock of the Corporation.

     A.   COMMON STOCK.

     1. General. The voting, dividend and liquidation rights of the holders of Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors of the Corporation (the "Board"). The rights, powers and privileges of Series A Common Stock and Series B Common Stock shall be identical in all respects.

     2. Voting. The holders of Common Stock are entitled to vote at all meetings of shareholders (and written acions in lieu of meetings). Each share of Common Stock shall be entitled to that number of votes that is equal to the quotient obtained when 80,000 is divided by the number of shares of Common Stock outstanding as of the record date for determining the holders of shares of the Corporation entitled to vote at the meeting or by written consent.

     3. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board, subject to the provisions of this section and to any preferential rights of any then-outstanding Preferred Stock.

     4. Liquidation. Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its shareholders, subject to any preferential rights of any then-outstanding Preferred Stock.

     B.   PREFERRED STOCK.

     Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein or in the resolution or resolutions providing for the issue of such series adopted by the Board as hereinafter provided. Different


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series of Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes unless expressly provided.

     Authority is hereby expressly granted to the Board from time to time to issue Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix the designations, preferences, limitations and relative rights, including voting rights, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the Act. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as otherwise specifically provided in these Articles of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of Preferred Stock authorized by and complying with the conditions of the Amended and Restated Articles of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

All references to sections in this Section B of Article Four shall refer to such Sections as they appear in this Section B of Article Four.

When used in this Section B of Article Four, the term:

     (a) "Business Day" means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of Texas;

     (b) "Cumulative Dividend Base" of a share of Series A Preferred Stock means, at any point in time, the amount by which:

          (i)  the Initial Redemption Price of the share;

          exceeds:

          (ii) the aggregate amount of all dividends declared on such share prior to that point in time pursuant to Sections 1(b)(ii) and I(b)(iii);

          if the result of the foregoing calculation is a negative amount, then the Cumulative Dividend Base of a share of Series A Preferred Stock shall be zero ($0);

     (c) "Initial Redemption Price" of a share of Series A Preferred Stock means the fair market value of the consideration received by the Corporation for the issuance of such share as determined, and as from time to time adjusted, pursuant to Section 4(a);

     (d) "Person" or "person" means any individual, partnership, corporation, trust, unincorporated organization, joint venture, governmental agency, political subdivision or any other entity of any kind;


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     (e)  "Regular Dividend" means the amount of the cumulative dividend which the holder of a share of Series A Preferred Stock is entitled to be paid pursuant to Section 1(a);

     (f) "Series A Preferred Stock Liquidation Participation Amount" means, at any point in time, 11 % of the product obtained when:

          (i)  the amount by which:

               (A) the amount that would be available for distribution to all shareholders of the Corporation on a liquidation of the Corporation at that point in time exceeds the aggregate of:

               (B) the amount by which $60,000,000 exceeds the aggregate of all dividends declared on the Series A Preferred Stock prior to that point in time pursuant to Sections 1(b)(ii) and I
                    (b)(iii);

               (C) the aggregate of the accrued and unpaid Regular Dividend, if any, on all shares of the Series A Preferred Stock then outstanding calculated through to that point in time; and

               (D)  the amount by which:

               (I) the aggregate of the Regular Dividend on all shares of Series A Preferred Stock then outstanding calculated through to that point in time, whether or not declared and paid;

               exceeds:

               (II) the aggregate of the dividends declared on the Common Stock from October 1, 2002 through to that point in time;

               if the amount determined pursuant to the foregoing provisions of this subsection (D) is a negative amount, then the amount of zero ($0) shall be used as the amount determined under this subsection
               (D) for the purpose of determining the Series A Preferred Stock Liquidation Participation Amount;

          is multiplied by a fraction:

          (ii) the numerator of which is the number of shares of Series A Preferred Stock outstanding at that point in time; and


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          (iii) the denominator of which is the number of shares of Series A
               Preferred Stock outstanding at October 1, 2002;

          if the product determined pursuant to the foregoing provisions of this subsection (f) is a negative amount, than the Series A Preferred Stock Liquidation Participation Amount shall be zero (SO); and

     (g) "Series A Preferred Stock Liquidation Preference" of a share of Series A Preferred Stock means, at any point in time, the aggregate of:

          (i)  the Cumulative Dividend Base of the share at that point in time;

          (ii) the accrued and unpaid Regular Dividend, if any, calculated through to that point in time; and

          (iii) the quotient obtained when:

               (A) the Series A Preferred Stock Liquidation Participation Amount at that point in time;

          is divided by

               (B) the number of shares of Series A Preferred Stock outstanding at that point in time.

     1.   Dividends.

     (a) The holders of the outstanding shares of Series A Preferred Stock shall be entitled to receive annual cumulative dividends out of any assets legally available therefor in an amount per share of 6% of the Cumulative Dividend Base of such share payable prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive shares of Common Stock of the Corporation) on the Common Stock.

     (b) in addition to the dividends described in subsection (a) above, the Board shall have the discretion to declare and pay on the Series A Preferred Stock the following dividends out of any assets legally available therefor:

          (i) one or more dividends at any time and from time to time or to October 1, 2005, provided always that the aggregate amount of all dividends declared pursuant to this subsection (i) shall not exceed $2,000,000;

          (ii) one or more dividends at any time and from time to time within a period of 90 days prior to the date of any change in control of the Corporation that occurs prior to October 1, 2005, provided always that no dividend declared pursuant to this subsection (ii) shall


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               exceed the aggregate of the Series A Preferred Stock Liquidation
               Preference (calculated immediately before the declaration of the dividend) for all shares of Series A Preferred Stock outstanding at the time of the declaration of the dividend; and

          (iii) one or more dividends at any time and from time to time on or after October 1, 2005, provided always that no dividend declared pursuant to this subsection (iii) shall exceed the aggregate of the Series A Preferred Stock Liquidation Preference (calculated immediately before the declaration of the dividend) for all shares of Series A Preferred Stock outstanding at the time of the declaration of the dividend.

For the purposes of subsection (ii) above, a change in control of the Corporation shall mean any voluntary or involuntary transfer of shares of the Corporation that will result in a majority of the voting power of the Corporation not being controlled, directly or indirectly, by any one or more of Atlas Concrete Inc., Wild Rose Holdings Ltd. and any shareholder of Atlas Concrete Inc. or Wild Rose Holdings Ltd.

     2.   Preference on Liquidation.

     (a) Liquidation Preference for Preferred Stock In the event that the Corporation shall commence a voluntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under such law or to the appointment of entry of a receiver, liquidator, assignee, custodian, trustee or sequestrator (or other similar officials) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and on account of any such event the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up, then no distribution of the assets of the Corporation shall be made to the holders of shares of Common Stock (and no monies shall be set apart for such purpose) unless prior thereto each holder of a share of Series A Preferred Stock shall have received the Series A Preferred Stock Liquidation Preference from the assets of the Corporation with respect to the shares of Series A Preferred Stock held thereby.

     (b) Pro Rata Payments. If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation, the assets of the Corporation shall be insufficient to permit the payment in full of the Series A Preferred Stock Liquidation Preference to all holders of the shares of Series A Preferred Stock then


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          outstanding, then the assets of the Corporation shall be ratably distributed among the holders of the Series A Preferred Stock in proportion to the full amounts to which they would otherwise be respectively entitled if all amounts thereon were paid in full.

     (c) Notice of Liquidation. Written notice of any liquidation, dissolution or winding up of the Corporation, stating the payment date or dates and the place or places where amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage prepaid, not less than thirty (30) days prior to any payment date specified therein, to the holders of record of the Series A Preferred Stock at their respective addresses as they than appear on the records of the Corporation. Notwithstanding the foregoing, the holders of record of the Series A Preferred Stock may waive any notice required under this Section 2(c).

3. Voting, The holders of Series A Preferred Stock are entitled to vote at all meetings of shareholders (and written actions in lieu of meetings). Each share of Series A Preferred Stock shall be entitled to that number of votes that is equal to the quotient obtained when 20,000 is divided by the number of shares of Series A Preferred Stock outstanding as of the record date for determining the holders of shares of the Corporation entitled to vote at the meeting or by written consent. Except as required by applicable law, the Preferred Stock shall vote together with the Common Stock on all actions to be voted on by the shareholders of the Corporation.

     3.   Redemption of Series A Preferred Stock.

     (a) General. The price to be paid by the Corporation on any redemption of a share of Series A Preferred Stock pursuant to this Section 4 shall be the Series A Preferred Stock Liquidation Preference for such share. At the time of issuance of each share of Series A Preferred Stock, the Board shall determine the fair market value of the consideration received by the Corporation far the issuance of such share provided always that if such fair market value is subsequently determined:

          (i) by a tribunal or court of competent jurisdiction as a result of a reassessment of income tax by the Canada Customs and Revenue Agency ("CCRA") or other governmental entity with appropriate authority and such determination is not, or can no longer be, appealed;

          (ii) by the CCRA or other governmental entity with appropriate authority, and the amount so determined is agreed to by the Corporation and the person to whom such share is issued; or

          (iii) by agreement between the Corporation and the person to whom such share is issued;

to be greater or less than the fair market value determined by the Board, then the fair market value (and, as a result, the Initial Redemption Price) shall be increased or decreased so as to reflect the fair market value determined pursuant to subclause (i), (ii) or (iii) above, as applicable. Such adjustment shall be effective as of the date of issuance of the relevant share of


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Series A Preferred Stork and the Corporation and the person to whom such share is issued shall make all payments and take all action required to give effect thereto. Without limiting the generality of the foregoing, if the fair market value is adjusted at any time after the Corporation has redeemed, repurchased or otherwise acquired any share of Series A Preferred Stock, then the Corporation and the former holder of such share shall make all payments and take all action required to give effect to the change in the fair market value. Interest at the prime lending rate of the Corporation's principal bank as at the date of redemption or repurchase, calculated from the date of redemption or repurchase to the date of payment of the adjusting amount, shall be paid on any amount that the Corporation or the former holder of such share is obligated to pay to the other as a result of an adjustment to the fair market value. Such interest shall be paid at the time of payment of the adjusting amount.

     (b) Redemption at Holders' Option. At any time after the twentieth (20th) anniversary date of the issuance of a share of Series A Preferred Stock, the Corporation shall redeem any such outstanding share of Series A Preferred Stock at the Series A Preferred Stock Liquidation Preference for such share upon request by the holder thereof pursuant to the provisions of Section 4(b)(i) below.

          (i) Optional Redemption Notice. The right of a holder of Series A Preferred Stock to require the Corporation to redeem some or all of such holder's shares of Series A Preferred Stock pursuant to this Section 4(b) may be exercised by delivery to the Corporation, pursuant to the notice provisions hereof, of a written notice (the "Optional Redemption Notice") together with the stock certificates representing the shares of Series A Preferred Stock to be redeemed (properly endorsed or assigned for transfer). The Optional Redemption Notice shall be signed by the person or entity specified in the Corporation's share ledger as the registered holder of the shares to be redeemed or by such holder's authorized attorney. The Optional Redemption Notice shall specify the number of shares of Series A Preferred Stock to be redeemed and the address or account to which the aggregate amount to be paid by the Corporation for such shares (the "Optional Redemption Amount") is to be delivered.

          (ii) Payment of Optional Redemption Amount Within thirty (30) days of receipt of the Optional Redemption Notice and the applicable stock certificates, the Corporation shall pay the Optional Redemption Amount to the holder of the shares of Series A Preferred Stock designated in the Optional Redemption Notice. Such payment of the Optional Redemption Amount shall be made by check or wire transfer delivered to the address or account, as applicable, specified in the Optional Redemption Notice. If less than all of the shares of Series A Preferred Stock represented by the stock certificates accompanying the Optional Redemption Notice are to be redeemed by the Corporation., the Corporation


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               shall deliver to the holder a new certificate for the shares of
               Series A Preferred Stock that are not being redeemed.

          (iii) No Exercise of Rights After Delivery of Optional Redemption Notice. From and after the receipt by the Corporation of the Optional Redemption Notice, the holder specified m such Optional Redemption Notice shall not be entitled to exercise any rights in respect of the shares of Series A Preferred Stock to be redeemed pursuant to such Optional Redemption Notice, except to receive the Optional Redemption Price therefor. If the Corporation fails to pay the Optional Redemption Price within thirty (30) days after receipt of the Optional Redemption Notice and the applicable stock certificates, the holder shall be entitled to exercise all right of a holder of the shares of the Series A Preferred Stock specified in the Optional Redemption Notice.

          (iv) Redemption Conditional on Compliance with the Act. Notwithstanding any other provision of these Amended and Restated Articles of Incorporation, the Corporation shall only be required to redeem shares of Series A Preferred Stock to the extent permissible under the Act. If any requested redemption of shares of Series A Preferred Stock is not permitted under the Act, the holder requesting such redemption may withdraw the Optional Redemption Notice delivered by such holder and such holder's rights as a holder of any shares of Series A Preferred Stock specified therein shall automatically be reinstated. If such holder does not withdraw an Optional Redemption Notice, the Corporation shall purchase the shares specified therein, or a portion thereof, from time to time, as soon as and to the extent permissible under the Act. Until such time as all such shares specified in an Optional Redemption Notice have been redeemed by the Corporation, such holder may withdraw the Optional Redemption Notice with respect to any shares of Series A Preferred Stock not yet redeemed,

     (c) Mandatory Redemption at Corporation's Option. At any time after the twentieth (20th) anniversary of the issuance of a share of Series A Preferred Stock, the Corporation may, at its option, redeem any such outstanding share of Series A Preferred Stock at the Series A Preferred Stock Liquidation Preference for such share pursuant to the provisions of Section 4(c)(i) below.

          (i) Mandatory Redemption Notice. The right of the Corporation to require a mandatory redemption of Series A Preferred Stock pursuant to this Section 4(c) may be exercised from time to time by delivery to the holders of the shares of Series A Preferred Stock to be redeemed, pursuant to the notice provisions hereof, of a written notice from the Corporation (the "Mandatory Redemption


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               Notice"). The Mandatory Redemption Notice shall be delivered to the applicable holders of Series A Preferred Stock not less than thirty (30) nor more than ninety (90) days prior to the date of redemption. Each such Mandatory Redemption Notice shall state:
               (i) the redemption date; (ii) the number of such holder's shares of Series A Preferred Stock to be redeemed; (iii) the aggregate amount to be paid by the Corporation for the shares being redeemed (the "Mandatory, Redemption Amount"); (iv) the place or places where certificates for such shares are to be surrendered for payment of the Mandatory Redemption Amount; (v) that payment will be made upon presentation and surrender of such shares of Series A Preferred Stock; and (vi) that such redemption is mandatory.

          (ii) Payment of Mandatory Redemption Amount. Upon surrender of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer), in accordance with the terms of the applicable Mandatory Redemption Notice, the Corporation shall pay to the holders thereof the applicable Mandatory Redemption Amount. The payment of the Mandatory Redemption Amount all be made by check, delivered to the address of the holder of such shares, as such holder's address appears in the stock records of the Corporation. Notwithstanding the foregoing, payment of the Mandatory Redemption Amount may be made by wire transfer to an account specified in writing by the holder of any shares redeemed pursuant to this Section 4(c). If less than all of the shares of Series A Preferred Stock represented by the surrendered stock certificates are to be redeemed by the Corporation, the Corporation shall deliver to the holder a new certificate for the shares of Series A Preferred Stock that are not being redeemed.

          (iii) No Exercise of Rights, From and after the redemption date specified in the Mandatory Redemption Notice, unless the Corporation shall be in default in the payment of the Mandatory Redemption Amount, the holder specified in such Mandatory Redemption Notice shall not be entitled to exercise any rights in respect of the shares of Series A Preferred Stock to be redeemed pursuant to such Mandatory Redemption Notice. If the Corporation fails to pay the Mandatory Redemption Amount within thirty (30) days after receipt of the applicable stock certificates, the holder specified in such Mandatory Redemption Notice shall be entitled to exercise all rights of a holder of the shares of Series A Preferred Stock specified in the Mandatory Redemption Notice.

     4. Shares to be Retired. Any share of Series A Preferred Stock redeemed, repurchased or otherwise acquired by the Corporation shall be retired and canceled and shall,


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upon cancellation, be restored to the status of authorized but unissued shares of Preferred Stock, subject to reissuance by the Board as shares of Preferred Stock of one or more series.

     5. Restriction on Distributions. Without the prior approval of the holders of 100% of the then outstanding shares of Series A Preferred Stock, the Corporation shall make no distribution or other disposition of its assets to its shareholders if, after such distribution or other disposition, the amount by which:

     (a)  the fair market value of the Corporation's assets;

exceeds:

     (b)  all liabilities of the Corporation;

is less than the aggregate of the Series A Preferred Stock Liquidation Preference for all shares of Series A Preferred Stock then outstanding.

     6. Notices. Except as may otherwise be provided for in these Amended and Restated Articles of Incorporation, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given (a) upon receipt, in the case of a notice of redemption given to or by the Corporation as contemplated in Section 4 hereof or (b) in all other cases, upon the earlier of
(i) receipt of such notice, (ii) three Business Days after the mailing of such notice if sent by registered mail (unless first-class mail shall be specified or permitted for such notice under the terms of these Amended and Restated Articles of Incorporation) or (iii) the Business Day following the sending of such notice by reputable overnight courier, in any case with postage or delivery charges prepaid, addressed: if to the Corporation to its principal offices or to an agent of the Corporation designated as permitted by these Amended and Restated Articles of Incorporation, or, if to any holder of Preferred Stock, to such holder at the address of such holder of Preferred Stock as listed in the stock record books of the Corporation; or to such other address as the Corporation or holder, as the case may be, shall have designated by notice similarly given.

                                  ARTICLE FIVE

     The Corporation will not commence business until it has received for the issuance of shares consideration of the value of at least One Thousand Dollars ($1,000), consisting of money, labor done or property actually received.

                                  ARTICLE SIX

     No holder of any shares of the Corporation shall, as such holder, have any preemptive or preferential right to subscribe for, purchase or receive (i) any shares of the Corporation (including treasury shares) which it may issue or sell; (ii) any obligation, evidence of indebtedness or other security of the Corporation which it may issue or sell and which is convertible into or exchangeable for shares of the Corporation or to which shall be attached or appertain any warrant, option or other instrument or right entitling the owner or holder thereof to subscribe for, purchase or receive shares of the Corporation; (iii) any warrant, option or right to subscribe for, purchase or receive any such shares, obligation, evidence of indebtedness or other


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security of the Corporation; or (iv) any other security which the Corporation may issue or sell; provided, however, that notwithstanding the foregoing provisions of this Article, the Board shall have authority to grant any person or persons, upon such terms as it may determine, such options and rights to purchase any security or securities of the Corporation now or hereafter authorized as it may deem to be in the best interests of the Corporation

                                 ARTICLE SEVEN

     Cumulative voting in the election of directors or otherwise is hereby expressly prohibited.

                                 ARTICLE EIGHT

     Notwithstanding any provisions of the Texas Business Corporation Act now or hereafter in force requiring for any purpose the affirmative vote of two-thirds, or any other percentage, of the outstanding shares entitled by law to vote thereon, or of the outstanding shares of a class or series entitled by law to vote thereon, such action, to the extent permitted by law, may be authorized and taken by the affirmative vote of the holders of a majority of such outstanding shares, or such outstanding shares of a class or series, as applicable. Except as provided in the preceding sentence or as otherwise required by law, the affirmative vote of the holders of a majority of the shares entitled to vote and represented in person or by proxy at any shareholders meeting at which a quorum is present shall be the act of the shareholders.

                                  ARTICLE NINE

     Any action required or permitted by law to be taken at a meeting of the shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

                                  ARTICLE TEN

     The Corporation shall indemnify any person who was, is or is threatened to be made a named defendant or respondent in a proceeding (as hereinafter defined) because the person (a) is or was a director or officer of the Corporation or (b) while a director or officer of the Corporation is or was serving at the request of the Corporation as a member, manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise to the fullest extent that a corporation may grant indemnification to a person serving in such capacity under the Texas Business Corporation Act, as the same exists or may hereafter be amended.

     Such right shall be a contract right and shall include the right to be paid by the Corporation for all expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Texas Business Corporation Act, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within 90 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the


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

Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense is not permitted under the Texas Business Corporation Act, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board or any committee thereof, special legal counsel, or shareholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs or defense to, the claimant is permissible under the circumstances nor an actual determination by the Corporation (including its Board or any committee thereof special legal counsel, or shareholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible.

     The Corporation additionally may indemnify any person covered by the grant of mandatory indemnification contained above to such further extent as is permitted by law and may indemnify any other person to the fullest extent permitted by law.

     As used herein, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

                                 ARTICLE ELEVEN

     A director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this Article Eleven does not eliminate or limit the liability of a director, to the extent the director is found liable, for:

     (a) a breach of a director's duty of loyalty to the Corporation or its shareholders;

     (b) an act or omission not in good faith that constitutes a breach of the duty of care of the director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;

     (c) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or

     (d) an act or omission for which the liability of a director is expressly provided by an applicable statute.

     Neither the amendment nor repeal of this Article, nor the adoption of any provision of these Amended and Restated Articles of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of any inconsistent provision. If the Texas Business Corporation Act or the Texas Miscellaneous Corporation Laws Act or any successor act to either of such acts is amended to authorize corporate action further eliminating or limiting the personal liability of


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

directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Texas Business Corporation Act or the Texas Miscellaneous Corporation Laws Act or any successor act to either of such acts, as so amended from time to time.

                                 ARTICLE TWELVE

     The street address of the registered office of the Corporation is 1445 MacArthur Drive, Suite 136, Carrollton, Texas 75007, and the name of its registered agent at such address is John C. Miller.

                                ARTICLE THIRTEEN

     The number of directors currently constituting the Board is four (4). Hereafter, the number of directors constituting the Board shall be fixed by or in accordance with the bylaws of the Corporation. The name and address of the persons currently serving as directors are as follows:

          Gerald A. Berkhold   1445 MacArthur Drive, Suite 136
                               Carrollton, Texas 75007

          Ronald L. Graham     1445 MacArthur Drive, Suite 136
                               Carrollton, Texas 75007

          Jack C. Anderson     1445 MacArthur Drive, Suite 136
                               Carrollton, Texas 75007

          H. Douglas Hunter    1445 MacArthur Drive, Suite 136
                               Carrollton, Texas 75007

                           [Signature page to follow.]


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

     IN WITNESS WHEREOF I have hereunto set my hand this 30 day of September, 2002.

                                        ALBERTA INVESTMENTS, INC.


                                        By: /s/ G.H. Birkhold
                                            ------------------------------------
                                        Name: G.H. Birkhold
                                        Title: President


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